Exhibit (d)(1)

[LOGO] MITEL

                           MITEL NETWORKS CORPORATION

                           EMPLOYEE STOCK OPTION PLAN
                           --------------------------

1. Purpose of the Plan

The purpose of the Mitel Networks Corporation Employee Stock Option Plan is to develop the interest of and provide an incentive to eligible employees, directors, officers and consultants of Mitel Networks Corporation (the "Corporation"), any Subsidiary and any Affiliate (each as defined below), in the Corporation's growth and development by granting options to purchase Common Shares to eligible employees, directors, officers and consultants, thereby advancing the interests of the Corporation and its shareholders.

2. Definitions

In this Plan:

      a)    "Affiliate" has the meaning assigned by the Ontario Securities Act.

      b)    "Associate" has the meaning assigned by the Ontario Securities Act.

      c) "Board of Directors" means the Board of Directors of the Corporation.

      d) "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

      e)    "Committee" means:

            i) with respect to Participants, the Employee Compensation Committee appointed by the Board of Directors to administer the Plan and the Board of Directors if no Employee Compensation Committee has been appointed; and

            ii) with respect to Director Participants, the Board of Directors. After the Corporation's Initial Public Offering, the Plan shall be administered by the Employee Compensation Committee and if the Corporation thereafter becomes subject to the requirements of section 162(m) of the Code, the composition of the Committee shall satisfy the requirements of section 162(m) of the Code and the accompanying United States Treasury Department Regulations.

      f) "Common Shares" means the common shares of the Corporation, or in the event of an adjustment contemplated by Section 18, such other securities to which a Participant or a Director Participant may be entitled upon the exercise of an Option as a result of such an adjustment.

      g) "Consultant" means an individual, other than an employee, that is engaged to provide consulting, technical, management or other services to the Corporation, a Subsidiary or an Affiliate under a written contract between the Corporation, the Subsidiary or the Affiliate and either the individual or a Consultant Company, if the individual spends or will spend a significant amount of time and attention on the affairs and business of the Corporation, the Subsidiary or the Affiliate, provided, however, that a Consultant shall exclude an individual who performs services in connection with the offer and sale of securities in a capital raising transaction or services that directly or indirectly promote or maintain a market for the Corporation's securities.

      h) "Consultant Company" means, with respect to an individual Consultant, either (i) a company of which the Consultant is an employee or shareholder; or (ii) a partnership of which the Consultant is an employee or partner.

      i) "Corporations Act" means the Canada Business Corporations Act, as amended, and the regulations promulgated thereunder.

      j) "Date of Grant" means, for any Option, the date specified by the Committee at the time it grants the Option, (provided, however, that such date shall not be prior to the date the Committee acts to grant the Option) or, if no such date is specified, the date upon which the Option was granted.


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MITEL NETWORKS CORPORATION                            EMPLOYEE STOCK OPTION PLAN

      k) "Director Participant" means a member of the Board of Directors of the Corporation who is not an employee of the Corporation.

      l) "Director's Option" means an Option granted to a Director Participant in that capacity pursuant to Schedule 1 of the Plan.

      m) "Disability" means permanent and total disability as determined under procedures established by the Committee for the purposes of the Plan.

      n) "Exercise Date" means the date the Secretary of the Corporation receives from a Participant or a Director Participant a completed Notice of Exercise form with payment for the Option Shares being purchased.

      o) "Exercise Period" means, with respect to any Option, the period during which a Participant or a Director Participant may purchase Option Shares pursuant to such Option.

      p) "Initial Public Offering" means the earlier of (i) listing and posting for trading of the Common Shares on any stock exchange in Canada or such other event by which the Corporation becomes a "reporting issuer" within the meaning of the Ontario Securities Act and (ii) initial registration of the Common Shares under the 1933 Act.

      q) "Insider" means: (i) an insider of the Corporation as defined in the Ontario Securities Act, other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary, or an "affiliate" of the Corporation as defined in the 1934 Act; and (ii) an Associate of any person who is an Insider by virtue of this subsection.

      r) "Option" means a non-assignable and non-transferable option to purchase Option Shares granted by the Committee pursuant to the Plan.

      s) "Optionee" means a Participant or a Director Participant who has been granted one or more Options.

      t) "Option Shares" means Common Shares which are subject to purchase upon the exercise of outstanding Options.

      u) "Outstanding Issue" means, at any time, the number of Common Shares that are outstanding immediately prior to any issuance of Option Shares, excluding Option Shares issued pursuant to this Plan as well as Common Shares issued pursuant to all other Share Compensation Arrangements during the preceding one year period.

      v) "Participant" means an employee or officer of the Corporation, any Subsidiary or any Affiliate, a director (other than a Director Participant) of any Subsidiary or any Affiliate, and a Consultant or a Consultant Company.

      w) "Plan" means the Mitel Networks Corporation Employee Stock Option Plan as set out herein and as amended from time to time in accordance with the provisions hereof.

      x) "Related Person" means a director or senior officer of the Corporation or an Associate of a director or senior officer of the Corporation.

      y) "Retirement" means retirement from active employment with the Corporation, a Subsidiary or an Affiliate at or after age 65, or with the consent for purposes of the Plan of such officer of the Corporation as may be designated by the Committee, at or after such earlier age and upon the completion of such years of service as the Committee may specify.

      z) "Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares of the Corporation to one or more service providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guaranty of otherwise.

      aa) "Standing Committee" means any sub-committee of the Board of Directors, established by the Board of Directors from time to time and shall include the Audit Committee and the Employee Compensation Committee.

      bb) "Subsidiary" means any corporation in which the Corporation, directly or through one or more corporations which are themselves Subsidiaries of the Corporation, owns 50% or more of the shares eligible to vote at meetings of the shareholders.

      cc) "1933 Act" means the United States Securities Act of 1933, as amended from time to time.

3. Eligibility

All Participants and Director Participants shall be eligible to participate in the Plan. Eligibility to participate shall not confer upon any Participant or Director Participant any right to be granted one or more Options pursuant to the Plan. The extent to which any Participant or Director Participant shall be entitled to be


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MITEL NETWORKS CORPORATION                            EMPLOYEE STOCK OPTION PLAN

granted Options pursuant to the Plan shall be determined in the sole and absolute discretion of the Committee.

4. Number of Option Shares Available for Grants

The aggregate number of Common Shares that may be issued pursuant to the exercise of Options shall not exceed 25,000,000 Common Shares, subject to adjustment pursuant to Section 18. No Option may be granted by the Committee that would have the effect of causing the total number of Common Shares subject to Options to exceed the total number of Common Shares reserved for issuance pursuant to the exercise of Options.

Upon the expiration, surrender, cancellation or termination, in whole or in part, of an unexercised Option, the Option Shares subject to such Option shall again become available for grant under this Plan.

In addition,

      a) the aggregate number of Common Shares reserved for issuance to Insiders under the Plan shall not exceed 50% of the aggregate number of Common Shares that may be issued pursuant to the exercise of Options;

      b) the number of Common Shares reserved for issuance pursuant to the exercise of Options hereunder, together with the number of Common Shares reserved for issuance pursuant to the exercise of options under all of the Corporation's other previously established or proposed Share Compensation Arrangements (excluding Common Shares reserved for issuance under any stock purchase plan), shall not exceed 25% of the Outstanding Issue and no Common Shares shall be issued upon the exercise of an Option which, together with issuances of Common Shares under all of the Corporation's other previously established or proposed Share Compensation Arrangements, results in the issuance of greater than 25% of the Outstanding Issue within a one-year period;

      c) the number of Common Shares reserved for issuance pursuant to Options granted to Insiders or Related Persons, together with the number of Common Shares reserved for issuance to Insiders or Related Persons pursuant to all of the Corporation's other previously established or proposed Share Compensation Arrangements, shall not exceed 10% of the Outstanding Issue;

      d) the number of Common Shares issued to Insiders or Related Persons within a one year period, pursuant to the Plan and all of the Corporation's other previously established or proposed Share Compensation Arrangements, shall not exceed 10% of the Outstanding Issue;

      e) the number of Common Shares issued to any one Insider or Related Person and the Associates of any such Insider or Related Person within a one year period, pursuant to the Plan and all of the Corporation's other previously established or proposed Share Compensation Arrangements, shall not exceed 5% of the Outstanding Issue; and

      f) the number of Common Shares reserved for issuance pursuant to Options granted to any one Insider or Related Person and the Associates of any such Insider or Related Person, together with the number of Common Shares reserved for issuance pursuant to options or purchase rights granted to any one Insider or Related Person and the Associates of any such Insider or Related Person pursuant to all of the Corporation's other previously established or proposed Share Compensation Arrangements, shall not exceed 5% of the Outstanding Issue.

5. Granting of Options

The Committee may from time to time grant Options to Participants to purchase a specified number of Option Shares at a specified exercise price per Option Share. The number of Options to purchase Option Shares to be granted, the Date of Grant, and such other terms and conditions of the Option shall be as determined by the Committee.

The Board of Directors shall grant Options to Director Participants upon the occurrence of the events set forth in Schedule 1 to the Plan. For all such Options, the Date of Grant and, subject to adjustment pursuant to Section 18, the number of Option Shares shall be as set forth in Schedule 1.


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MITEL NETWORKS CORPORATION                            EMPLOYEE STOCK OPTION PLAN

6. Exercise Price

Prior to the Initial Public Offering, if the Common Shares are not listed on a securities exchange, the exercise price per Option Share purchasable under an Option shall be determined by the Board of Directors but in any event shall not be lower than the fair market value of a Common Share on the Date of Grant.

After the Initial Public Offering, the exercise price per Option Share purchasable under an Option shall be no less than (a) the average of the daily high and low board lot trading price of the Common Shares for the five (5) trading days preceding the Date of Grant, rounded to the next highest cent, if the Common Shares are listed on a securities exchange in Canada, (b) the average of the daily high and low sales price of the Common Shares reported in the consolidated reporting system in the United States for the five (5) trading days preceding the Date of Grant, rounded to the next highest cent, if the Common Shares are not listed on a securities exchange in Canada, or (c) the fair market value of a Common Share on the Date of Grant, as reasonably determined by the Committee, if the sales price of the Common Shares is not reported in the consolidated reporting system in the United States.

7. Exercise Period

Unless otherwise specified by the Committee at the time of granting an Option, and except as otherwise provided in the Plan, each Option shall be exercisable in the following installments:

--------------------------------------------------------------------------------
Percentage of Total Number of Option Shares  Exercise Period of Option
         Which May Be Purchased
--------------------------------------------------------------------------------
                                             From the first anniversary of the
                  25% Date of Grant to and including the fifth anniversary of the Date of Grant
--------------------------------------------------------------------------------
                                             From the second anniversary of the
                  25% Date of Grant to and including the fifth anniversary of the Date of Grant
--------------------------------------------------------------------------------
                                             From the third anniversary of the
                  25% Date of Grant to and including the fifth anniversary of the Date of Grant
--------------------------------------------------------------------------------
                                             From the fourth anniversary of the
                  25% Date of Grant to and including the fifth anniversary of the Date of Grant
--------------------------------------------------------------------------------

Once an Option becomes exercisable it shall remain exercisable until expiration or termination of the Exercise Period, unless otherwise specified by the Committee. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of Option Shares with respect to which it is then exercisable. The Committee shall have the right to accelerate the date upon which any installment of any Option is exercisable.

8. Term of Options

Subject to accelerated termination as provided for in the Plan, each Option shall, unless otherwise specified by the Committee, expire on the fifth anniversary of the Date of Grant, provided, however, that no Option may be exercised after the tenth anniversary of the Date of Grant.

9. Exercise of Options

An Optionee may at any time within the Exercise Period elect to purchase all or a portion of the Option Shares which such Optionee is then entitled to purchase by delivering to the Secretary of the Corporation a completed Notice of Exercise, specifying the Date of Grant of the Option being exercised, the exercise price of the Option and the number of Option Shares the Optionee desires to purchase. The Notice of Exercise shall be accompanied by payment in full of the purchase price for such Option Shares. Payment can be made by cash, certified cheque, bank draft, money order or the equivalent payable to the order of the Corporation or by such other means as may be specified by the Committee. Without limiting the foregoing, after the Initial Public Offering, the Committee may permit an Optionee to pay the exercise price of the Option by authorizing a third party (a broker) to sell Option Shares acquired upon exercise of the Option and remitting to the Corporation a sufficient portion of the sale proceeds to pay the entire


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MITEL NETWORKS CORPORATION                            EMPLOYEE STOCK OPTION PLAN

exercise price (and any tax withholding resulting from such exercise). Notwithstanding the preceding provisions of this Section 9, the Committee may deny an Optionee the right to purchase Option Shares if such purchase would exceed the limitations of Section 4 hereof.

10. Withholding of Tax

If the Corporation determines that under the requirements of applicable taxation laws it or any Subsidiary or Affiliate is primarily liable or is obliged to withhold for remittance to a taxing authority any amount arising upon exercise of an Option, the Corporation or the relevant Subsidiary or Affiliate may, prior to and as a condition of the Corporation issuing the Option Shares, require the Optionee exercising the Option to pay to the Corporation, or to the relevant Subsidiary or Affiliate, in addition to and in the same manner as the purchase price for the Option Shares, such amount as the Corporation or the relevant Subsidiary or Affiliate is liable for or is obliged to remit to such taxing authority in respect of the exercise of the Option. Any such additional payment shall, in any event, be payable at the time of exercise of the Option or such later date as may be agreed to by the Corporation or the relevant Subsidiary or Affiliate. In the event that the Optionee is unable to remit the required sum at the time of exercise of the Option the Optionee shall as a condition precedent to the issue of the shares hereby grants full power of attorney and/or legal authorization to the Corporation or the relevant Subsidiary or Affiliate to sell, or, with respect only to the Corporation, to withhold, a sufficient number of Option Shares to meet the tax liability and/or any amount required to be remitted to the taxing authority and to issue to the Optionee the balance of the Option Shares together with any remaining balance of the sale proceeds.

In connection with any Option granted to a Participant employed by an Affiliate organized in the United Kingdom or in the event of a Participant's change of employment among Affiliates organized in the United Kingdom, the Committee may require the Participant to enter into a UK Inland Revenue approved election to transfer the secondary Class 1A National Insurance Contributions liability from such employing Affiliate to the Participant under the Child Support Pensions and Social Security Act 2000. In the event that such a requirement is made, either in connection with the grant of an Option or a change in employment, and no such election is entered into within one month or such later date as the Corporation shall determine, the Option granted to a Participant (if such election is requested to be made in connection with the grant of an Option) or all Options previously granted to a Participant (if such election is requested to be made in connection with a change of employment) shall immediately lapse.

11. Share Certificates

Subject to the provisions of Section 4 hereof, upon exercise of an Option and payment in full of the exercise price and any applicable tax withholdings, the Corporation shall cause to be issued and delivered to the Optionee within a reasonable period of time a certificate or certificates in the name of or as directed by the Optionee representing the number of Option Shares the Optionee has purchased.

12. Termination of Employment or Services

Unless otherwise determined by the Committee, if an Optionee's employment or services terminate for any reason other than death, Disability or Retirement, any Option (other than a Director's Option) held by such Optionee shall thereupon terminate effective the date of notice of termination of the employee, except that each such Option, to the extent then exercisable, may be exercised for the lesser of 60 days following such notice of termination, or the balance of such Option's term. Nothing contained in this Section 12 shall confer upon any Participant any right to notice or payment in lieu of notice of termination of employment or services.

Options shall not be affected by any change of employment within or among the Corporation, any Subsidiary or any Affiliate.

Unless otherwise determined by the Board of Directors, if an Optionee's services terminate for any reason other than death, any Director Participant's Option, to the extent it becomes exercisable, held by such Optionee can be exercised within the lesser of three years from the date of termination or the balance of such Option's term.


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MITEL NETWORKS CORPORATION                            EMPLOYEE STOCK OPTION PLAN

13. Termination by Reason of Death, Disability or Retirement

If an Optionee's employment or services terminate by reason of death, any unvested Option held by such Optionee vests immediately and may thereafter be exercised for a period of 365 days (or such other period as the Committee may specify) from the date of such death. For greater certainty, any Options which would have expired during the one-year period shall be extended to the end of the one-year period.

Except in the case of a Director Participant's Option, if an Optionee's employment or services terminate by reason of Disability or Retirement, any Option held by such Optionee may thereafter be exercised, to the extent then exercisable or to such other extent as the Committee may determine, until the expiration of the stated term of such Option.

14. Transfer and Assignment

Options granted under the Plan are not assignable or transferable by the Optionee or subject to any other alienation, sale, pledge or encumbrance by such Optionee except by will or by the laws of descent and distribution. During the Optionee's lifetime Options shall be exercisable only by the Optionee. The obligations of each Optionee shall be binding on his heirs, executors and administrators.

15. No Right to Employment

The granting of an Option to a Participant under the Plan does not confer upon the Participant any right to expectation of employment by, or to continue in the employment of, the Corporation, any Subsidiary or any Affiliate, or to be retained as a Consultant or as a director or officer of the Corporation, any Subsidiary or any Affiliate.

16. Rights as Shareholders

The Optionee shall not have any rights as a shareholder with respect to Option Shares until full payment has been made to the Corporation and the Option Shares have been issued to the Optionee (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation).

17. Administration of the Plan

The Plan shall be administered by the Committee. No member of the Committee, while a member, shall be eligible to participate in the Plan other than with respect to Options granted as set forth in Schedule 1 to the Plan. Subject to the terms of the Plan, the Committee shall have the authority to:

      a) determine the individuals and entities (from among the class of individuals and entities eligible to receive Options) to whom Options may be granted;

      b)    determine the number of Option Shares to be subject to each Option;

      c) determine the terms and conditions of any grant of Option, including but not limited to

            i)    the time or times at which Options may be granted;

            ii) the exercise price at which Option Shares subject to each Option may be purchased;

            iii) the time or times when each Option shall become exercisable and the duration of the Exercise Period;

            iv) whether restrictions or limitations are to be imposed on Option Shares, and the nature of such restrictions or limitations, if any;

            v) any acceleration of exercisability or waiver of termination regarding any Option, based on such factors as the Committee may determine;

            vi) to cancel, amend, adjust or otherwise change any Option under such circumstances considered appropriate by the Committee;

            vii) upon the direction of the Board of Directors, prior to the Initial Public Offering, to require that an Optionee execute a shareholder's agreement, with such terms as the Board of Directors deems appropriate, with respect to any Common Shares issued or distributed pursuant to this Plan; and

            viii) "Managing Underwriter") in connection with any public offering of securities of the Corporation under the Ontario Securities Act, the 1933 Act, or other applicable securities law, to require a recipient (including any successor) not to sell or otherwise transfer any shares or other securities of the Corporation during the 180-day period following the date of issuance by the Ontario Securities Commission of a receipt for a prospectus relating to securities of the Corporation under the Ontario Securities Act and the effective date of a


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MITEL NETWORKS CORPORATION                            EMPLOYEE STOCK OPTION PLAN

                  registration statement of the Corporation filed under the 1933 Act (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Corporation) (the "Market Standoff Period"). Such restriction shall apply only to the first prospectus of the Corporation filed with the Ontario Securities Commission under the Ontario Securities Act for which a receipt is issued and the first registration statement of the Corporation to become effective under the 1933 Act that includes securities to be sold on behalf of the Corporation to the public in an underwritten public offering under the Ontario Securities Act or the 1933 Act, as the case may be. The Corporation may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period; and

      d) interpret the Plan and prescribe and rescind rules and regulations relating to the Plan.

The interpretation and construction by the Committee or the Board of Directors of any provisions of the Plan or of any Option granted under it shall be final and binding on all persons. No member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. The day-to-day administration of the Plan may be delegated to such officers and employees of the Corporation, any Subsidiary or any Affiliate as the Committee shall determine, but only with respect to Participants who are not Insiders or subject to section 162(m) of the Code (or any amended or successor provisions).

18. Recapitalization and Reorganization

The number of Common Shares reserved for issuance pursuant to the exercise of Options, the number of Option Shares subject to each outstanding Option and the exercise price for such Option Shares shall be appropriately adjusted for any subdivision, redivision, consolidation or any similar change affecting the Common Shares.

19. Conditions of Exercise

The Plan and each Option shall be subject to the requirement that, if at any time the Committee determines that the listing, registration or qualification of the Common Shares subject to such Option upon any securities exchange or under any provincial, state, federal or other applicable law, or the consent or approval of any governmental body, securities exchange, or the holders of the Common Shares generally, is necessary or desirable, as a condition of, or in connection with, the granting of such Option or the issue or purchase of Common Shares thereunder, no such Option may be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

The Committee may, in its discretion, require as a condition to the exercise of any Option that the Optionee shall have represented at the time of exercise, in form and substance satisfactory to the Corporation, that the Optionee (i) understands that the Common Shares are "restricted securities," as that term is defined in Rule 144 under the 1933 Act, and, accordingly, the Optionee may be required to hold the Common Shares indefinitely unless they are registered under the 1933 Act or an exemption from such registration is available, (ii) is acquiring the Common Shares issued pursuant to such exercise of the Option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, (iii) understands that the Corporation is not under any obligation to register the Common Shares under the 1933 Act or to comply with any exemption thereunder, and (iv) understands that if Common Shares are issued without registration under the 1933 Act, a legend to this effect may be endorsed upon the securities so issued, as well as any other legends as the Corporation may deem appropriate or that may be required by the Corporation or by the applicable securities laws.

20. Loans

The Board of Directors may, in its discretion, but subject always to section 44 of the Corporations Act, grant loans, on such terms as are permitted by law and the Board of Directors may determine, to Optionees to enable them to purchase Option Shares, provided that all Common Shares purchased with the proceeds of such loans shall be held by a trustee until the Corporation has been repaid in full.


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MITEL NETWORKS CORPORATION                            EMPLOYEE STOCK OPTION PLAN

21. Right of First Refusal; Repurchase Right

      a) Offer - Prior to the Corporation's Initial Public Offering, if at any time an individual desires to sell, encumber, or otherwise dispose of Common Shares that were acquired by him or her under this Plan and that are transferable, the individual may do so only pursuant to a bona fide written offer, and the individual shall first offer the shares to the Corporation by giving the Corporation written notice disclosing: (i) the name of the proposed transferee of the Common Shares; (ii) the certificate number and number of shares of Common Shares proposed to be transferred or encumbered;
            (iii) the proposed price; (iv) all other terms of the proposed transfer; and (v) a written copy of the proposed offer. Within 60 days after receipt of such notice, the Corporation shall have the option to purchase all or part of such Common Shares at the then current fair market value and may pay such price in equal installments over a period not to exceed four years, at the discretion of the Board of Directors.

      b) Sale - In the event the Corporation (or a shareholder, as described below) does not exercise its option to purchase the Common Shares, as provided in Section 21(a), the individual shall have the right, subject to compliance with applicable securities laws, to sell, encumber, or otherwise dispose of the Common Shares described in
            Section 21(a) at the price and on the terms of the transfer set forth in the written notice to the Corporation, provided such transfer is effected within 15 days after the expiration of the option period. If the transfer is not effected within such period, the Corporation must again be given an option to purchase, as provided above.

      c) Assignment of Rights - The Board of Directors, in its sole discretion, may waive the Corporation's right of first refusal and repurchase right under this Section 21. If the Corporation's right of first refusal or repurchase right is so waived, the Board of Directors may, in its sole discretion, assign such right to the remaining shareholders of the Corporation in the same proportion that each shareholder's stock ownership bears to the stock ownership of all the shareholders of the Corporation, as determined by the Board of Directors. To the extent that a shareholder has been given such right and does not purchase his or her allotment, the other shareholders shall have the right to purchase such allotment on the same basis.

      d) Purchase by the Corporation - Prior to the Corporation's Initial Public Offering, if a Participant ceases to be employed by, or provide service to, the Corporation, any Subsidiary or any Affiliate, the Corporation shall have the right to purchase, for a period of 60 days following the date such Participant ceases to be employed by, or provide service to, the Corporation, any Subsidiary or any Affiliate, all or part of any Common Shares acquired by him or her under this Plan at the fair market value of such Common Shares on the date, if any, on which such shares are repurchased by the Corporation, as reasonably determined by the Committee; provided, however, that such repurchase shall be made in accordance with applicable accounting rules to avoid adverse accounting treatment.

      e) Initial Public Offering - On and after the Corporation's Initial Public Offering, the Corporation shall have no further right to purchase Common Shares under this Section.

      f) Shareholder's Agreement - Notwithstanding the provisions of this Section, if any Participant shall have executed or shall hereafter execute, a shareholder's agreement that governs any Common Shares distributed pursuant to this Plan, the provisions of this Section shall not apply to such Common Shares and the provisions of the shareholder's agreement shall govern, but only to the extent of any inconsistency between the provisions of such shareholder's agreement and of this Plan.

22. Notices

All written notices to be given by the Optionee to the Corporation shall be delivered personally or by registered mail, postage prepaid, addressed as follows:

Mitel Networks Corporation
350 Legget Drive
Kanata, Ontario K2K 2W7
Canada
Attention:  Corporate Secretary

Any notice given by the Optionee pursuant to the terms of an Option shall not be effective until actually received by the Corporation at the above address.


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MITEL NETWORKS CORPORATION                            EMPLOYEE STOCK OPTION PLAN

23. Corporate Action

Nothing contained in the Plan or in an Option shall be construed so as to prevent the Corporation from taking corporate action which is deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Option, including, but not limited to any adjustments to exercise price, exercise period or number of Option Shares with respect to an Option previously granted if required by any securities exchange as a condition of any listing being sought by the Corporation at the time of the Corporation's Initial Public Offering or if required by applicable securities law.

24. Amendments

The Board of Directors shall have the right, in its sole discretion, to alter, amend, modify or terminate the Plan or any Option granted under the Plan at any time without notice. The Board of Directors shall not, however, alter, amend or modify Schedule 1 more often than once every six months other than to comport with changes to applicable tax and employee benefit laws and the respective rules and regulations thereunder. Subject to Sections 19 and 23, no such amendment, however, may, without the consent of the Optionee, alter or impair any rights or increase any obligations with respect to an Option previously granted under the Plan.

25. Change in Control

Unless otherwise determined by the Committee or the Board of Directors, any Options outstanding immediately prior to the occurrence of a "Change in Control" (as defined below), but which are not then exercisable, shall become fully exercisable upon the occurrence of a Change in Control. Unless otherwise determined by the Committee or the Board of Directors at or after the Date of Grant, all such outstanding Options shall be cashed out at the "Change in Control Price" (as defined below), less the applicable exercise price for such Options, as of the date such Change in Control is determined to have occurred, or as of such other date as the Committee or the Board of Directors may determine prior to the Change in Control. Outstanding Options may only be cashed out, as described above, if the Change in Control Price is higher than the exercise price for such outstanding options. Further, the Committee or the Board of Directors shall have the right to provide for the conversion or exchange of any outstanding Options into or for options, rights or other securities in any entity participating in or resulting from the Change in Control. In addition, and notwithstanding Section 24, the Committee or the Board of Directors shall have the right to determine, at its discretion, that Options outstanding, but which are not then exercisable, shall not become exercisable and shall be canceled in the event of a Change in Control.

For purposes of this Section, a "Change in Control" shall mean the happening of any of the following events:

      a) where any "person", or any "affiliate" or "associate" of such person, as those terms are defined by the Corporations Act, other than the Corporation, a Subsidiary, an Affiliate, or an employee benefit plan of the Corporation, of a Subsidiary or of an Affiliate, including any trustee of such plan acting as trustee, hereafter acquires, the direct or indirect "beneficial ownership", as defined by the Corporations Act, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities; or

      b) the occurrence of a transaction requiring approval of the Corporation's shareholders involving the acquisition of the Corporation by an entity through purchase of assets, by amalgamation or otherwise.

For the purposes of this Section, "Change in Control Price" means the highest price per Common Share paid in any transaction reported on a securities exchange or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Corporation at any time during the five (5) trading days (or if the Common Shares are not listed on any securities exchange and are not quoted for trading on a United States automated quotation system, during the three month period) preceding the Change in Control, as determined by the Committee or the Board of Directors.

26. Termination of Plan

Except as otherwise provided herein, Options may be granted only within the ten year period from March 6, 2001. The termination of the Plan shall have no effect on outstanding Options, which shall


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

MITEL NETWORKS CORPORATION                            EMPLOYEE STOCK OPTION PLAN

continue in effect in accordance with their terms and conditions and the terms and conditions of the Plan, provided that no Option may be exercised after the tenth anniversary of its Date of Grant.

27. Further Assurances

Each Participant or Director Participant shall, when requested to do so by the Corporation, sign and deliver all such documents relating to the granting or exercise of Options deemed necessary or desirable by the Corporation.

28. Unfunded Status Plan

It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

29. Governing Law

The Plan is established under the laws of the Province of Ontario, and the rights of all parties and the construction and effect of each provision of the Plan shall be according to the laws of the Province of Ontario.

DATED this 6th day of March, 2001, as amended as of the May 8, 2001,August 3, 2001, June 18, 2002, September 6, 2002 and further amended on June 13, 2003.

MITEL NETWORKS CORPORATION

"Terence H. Matthews"

Chairman

"Jenifer Chilcott"


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